EXHIBIT 5.1

[Shearman & Sterling LLP Letterhead]

August 3, 2004

Waste Services, Inc.
1122 International Blvd., Suite 601
Burlington, Ontario L7L 6Z8

Ladies & Gentlemen:

      We are acting as counsel for Waste Services, Inc., a corporation organized under the laws of Delaware (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the offering and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of 26,150,000 shares of common stock, par value $0.01 per share (the “Shares”), by the Company, as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”).

      In that capacity, we have reviewed originals or copies of the following documents:

(a) the Registration Statement,

(b) the Prospectus, and

(c) the form of common stock certificate.

The documents described in the foregoing clauses (a) through (c) are collectively referred to herein as the “Opinion Documents”.

      We have also reviewed the following:

(a) The certificate of incorporation and by-laws of the Company, as amended through August 2, 2004.

(b) The originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company, representations of the Company, and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

      In our review of the Opinion Documents and other documents, we have assumed:

(a) The genuineness of all signatures.

(b) The authenticity of the originals of the documents submitted to us.

(c) The conformity to authentic originals of any documents submitted to us as copies.

      We have not independently established the validity of the foregoing assumptions.

      “Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the (i) the Company, (ii) the Opinion Documents or (iii) the transactions governed by the Opinion Documents, and the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions governed by the Opinion Documents solely because such law, rule or regulation is part of a regulatory regime applicable to the specific assets or business of any party to any of the Opinion Documents or any of its affiliates.

      Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the assumptions set forth above and the qualifications set forth below, we are of the opinion that the

Shares have been duly authorized by the Company and, when issued and delivered as described in the Prospectus, the Shares will be validly issued, fully paid and non-assessable.

      Our opinion is limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.

      This opinion letter is rendered to you in connection with the transactions contemplated by the Opinion Documents. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

      This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Opinions” in the Prospectus.

Very truly yours,

/s/ SHEARMAN & STERLING LLP